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                                                                    EXHIBIT 23.3




                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Employee and Director Stock Option Plans and to the incorporation by reference therein of our report dated February 21, 1997 with respect to the combined financial statements of the Robert Martin Group included in the Current Report on Form 8-K/A of Cali Realty Corporation dated March 28, 1997, filed with Securities and Exchange Commission.


/s/ Ernst & Young LLP
-----------------------
Ernst & Young LLP


New York, New York
August 1, 1997